Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ORASURE TECHNOLOGIES, INC.

Effective as of December 6, 2007

ARTICLE I

Name and Location

SECTION 1. Name.

The name of the Corporation shall be the name set forth in the Certificate of Incorporation.

SECTION 2. Principal Office.

The principal office of the Corporation is located at 220 East First Street, Bethlehem, Pennsylvania 18015-1360.

SECTION 3. Additional Offices.

Other offices for the transaction of business of the Corporation may be located at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

Capital Stock

SECTION 1. Shares of Stock.

The shares of the capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates shall be entitled to continue to hold such certificates until surrender to the Corporation, and, upon written request to the transfer agent or registrar of the Corporation, every holder of uncertificated shares shall be entitled to receive and hold a certificate for shares of capital stock of the Corporation signed by, or in the name of, the Corporation, by (a) the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation, and (b) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation and sealed with the corporate seal.

SECTION 2. Stock Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation,

and (a) in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or (b) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, payment of taxes or compliance shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3. Lost or Destroyed Stock Certificates.

A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate; provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request by the owner to the transfer agent or registrar of the Corporation.

SECTION 4. Preemptive Rights Denied.

No holder of shares of any class of the Corporation, or holder of any securities or obligations convertible into shares of any class of the Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in this Section 4 shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.

ARTICLE III

Stockholders’ Meetings

SECTION 1. Annual Meeting.

The annual meeting of the stockholders of the Corporation shall be held, either within or without the State of Delaware, on such date and at such time as may from time to time be determined by the Board of Directors. At such meeting the stockholders shall elect directors in the manner provided in the Certificate of Incorporation of the Corporation. The stockholders may transact such other business at such annual meetings as may properly come before the meeting.

SECTION 2. Special Meeting.

A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided by the Certificate of Incorporation, may be called at any time and place, either within or without the state of Delaware, only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

SECTION 3. Notice.

Notice of the time and place of all annual meetings and of the time, place and purpose of all special meetings shall be mailed by the Secretary to each stockholder at his or her last known post office address as it appears on the records of the Corporation at least ten (10) days before the date set for such meeting.

SECTION 4. Nomination of Directors.

Nomination of persons for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this Section 4 of ARTICLE III. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re- election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the stockholder giving the notice; (i) the name and record address of the stockholder; and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this Section 42 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

SECTION 5. Presentation of Business at Stockholders’ Meetings.

At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth: (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

SECTION 6. Presiding Officials.

The Chairman of the Board of Directors, or in his or her absence or inability to act, the Chief Executive Officer, or in his or her absence or inability to act, the President, or in his or her absence or inability to act, any Vice President, shall preside at all stockholders’ meetings.

SECTION 7. Voting.

Except as otherwise provided in the Certificate of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of the Corporation, in his or her name, and may cast such vote either in person or by proxy. All proxies shall be in writing and filed with the Secretary of the meeting.

SECTION 8. Quorum; Adjournment.

At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation shall be required and be sufficient to constitute a quorum for the election of directors. At a meeting held for any purpose other than the election of directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

SECTION 9. Annual Statement of Business.

At each of the annual stockholders’ meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

ARTICLE IV

Directors

SECTION 1. Powers of the Board.

The business and property of the Corporation shall be managed by a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Certificate of Incorporation of the Corporation. The Board of Directors may elect one of their number to act as Chairman of the Board.

SECTION 2. Qualification.

Each Director upon his or her election shall qualify by filing his or her written acceptance with the Secretary or an Assistant Secretary and by fulfilling any prerequisite to qualification that may be set forth in the Certificate of Incorporation of the Corporation.

SECTION 3. Annual Meetings.

The annual meeting of the Board of Directors shall be held immediately after the adjournment of each annual meeting of the stockholders and in the event a quorum is not present, said meeting shall be held within ten (10) days after adjournment upon proper notice by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President.

SECTION 4. Special Meetings.

Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board, the Chief Executive Officer, or by the President, and in the absence or inability of all of them to act, by any Vice President, and may also be called by any two members of the Board of Directors. By unanimous consent of the Directors, special meetings of the Board may be held without notice, at any time and place.

SECTION 5. Notice; Telephonic Attendance; Unanimous Consent.

Notice of all regular and special meetings of the Board of Directors or the Executive Committee or any committee established pursuant to this ARTICLE IV (an “Other Committee”) shall be sent to each Director or member of such committee, as the case may be, by the Secretary or any Assistant Secretary, by a means reasonably calculated to be received at least seven (7) days prior to the time fixed for such meeting, or notice of special meetings of the Board of Directors or the Executive Committee or any Other Committee may be given by telephone, telegraph, telefax or telex to each Director or member of such committee, as the case may be, at least twenty-four (24) hours prior to the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate in the circumstances. To the extent provided in the notice of the meeting or as otherwise determined by the Chairman of the Board or the Board of Directors, Directors may participate in any regular or special meeting by means of conference telephone, videoconference or similar communications equipment which allows all persons participating in such meeting to hear each other, and participation in such meeting by means of such a device shall constitute presence in person at such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

If all the directors shall severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

SECTION 6. Quorum; Adjournment.

Except as otherwise provided in the Certificate of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the directors shall consist of a majority of the members of the Board, but the directors present, although less than a quorum, shall have the power to adjourn the meeting from time to time or to some future date.

SECTION 7. Election of Officers.

The directors shall elect the officers of the Corporation and fix their salaries and other compensation. Such election shall be made at the Directors’ meeting following each annual stockholders’ meeting.

SECTION 8. Advisers to the Board of Directors.

The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries and other compensation as they may deem necessary and/or advisable.

SECTION 9. Compensation; Reimbursement of Expenses.

The members of the Board of Directors shall receive compensation for their services in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

SECTION 10. Indemnification; Insurance.

(a) Indemnification.

(1) Actions Other than Those by or in the Right of the Corporation. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (c) of this Section 10, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation

(or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(2) Action by or in the Right of the Corporation. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (c) of this Section 10, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Section 10, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-paragraph (1) or (2) of this paragraph (a), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(4) Determination Required. Any indemnification under sub-paragraph (1) or (2) of this paragraph (a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in said sub-paragraph. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(b) Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 10. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this Section 10 and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

(c) Advancement of Expenses; Nonexclusivity; Duration. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 10. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnifications, advancement of expenses and rights provided by, or granted pursuant to, this Section 10 shall not be deemed exclusive of any other indemnifications, advancement of expenses, rights or limitations of liability to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person’s official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in paragraph (b) shall likewise not be deemed exclusive.

SECTION 11. Committees.

(a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate one or more committees, each of which shall consist of two or more directors of the Corporation. Each such committee, to the extent provided in such resolution or resolutions or in a Charter adopted by the Board, shall have and may exercise all of the authority of the Board in the management of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

(b) The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee or any Charter adopted for such committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws, the Charter (if any) approved by the Board for the committee or the resolutions designating the committee or any amendment thereto.

(c) Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board with respect to (i) amending the Certificate of Incorporation, (ii) approving or recommending to stockholders any type or form of “business combination” (as defined in Section 203 of the General Corporation Law of Delaware as in effect on January 1, 1996), (iii) approving or recommending to stockholders an agreement of merger or consolidation or the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, (iv) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) amending these Bylaws, (vi) declaring a dividend or making any other distribution to the stockholders, or (vii) authorizing the issuance of stock otherwise than pursuant to the grant or exercise of a stock option under employee stock options of the Corporation.

(d) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

(e) Unless otherwise provided in these Bylaws, or in the resolutions designating any committee or the Charter (if any) approved by the Board for the committee, any committee may fix its rules or procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

ARTICLE V

Officers

SECTION 1. Designations.

The officers of this Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of Directors. All other officers shall be elected by the Board of Directors. All officers shall hold office until their respective successors are elected and shall have qualified. Any two offices may be held by one person except the office of President and Vice President.

SECTION 2. Chairman of the Board.

The Chairman of the Board of Directors shall preside at all meetings of the Directors and stockholders at which he or she is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time or elsewhere in these Bylaws.

SECTION 3. Chief Executive Officer.

The Chief Executive Officer shall have such general executive powers and duties as are usually vested in the office of the chief executive officer and shall perform such other duties as are authorized by the Board of Directors. Unless the Board of Directors otherwise provides, the Chief Executive Officer, or any person designated in writing by the Chief Executive Officer, shall have full power and authority on behalf of the Corporation to: (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

SECTION 4. President.

The President shall have such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors or the Chief Executive Officer. The Chairman of the Board, the Chief Executive Officer, or the President shall sign contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors.

SECTION 5. Vice Presidents.

A Vice President shall have the right and power to perform all duties and exercise all authority of the President, in case of the absence of the President or upon vacancy in the office of President or delegation by the Board of Directors, until the Board of Directors otherwise provides, and shall have all power and authority usually enjoyed by a person holding the office of Vice President.

SECTION 6. Secretary and Assistant Secretaries.

The Secretary shall issue notices of all directors’ and stockholders’ meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his or her signature, which may be a facsimile signature if authorized by the Board of Directors, and impress with the corporate seal, all stock certificates and written contracts of the Corporation; and shall perform all other duties as are incident to his or her office. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

SECTION 7. Treasurer and Assistant Treasurers.

The Treasurer shall have custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the directors may specify, conditioned upon the faithful performance of the duties of his or her office. He or she shall keep regular books of account and shall submit them, together with all of his or her records and other papers, to the directors for their examination and approval annually; and quarterly or as and when directed by the Board of Directors, he or she shall submit to each director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to his or her office. An Assistant Treasurer, in the absence or inability of the Treasurer, shall perform all the duties of the Treasurer and such other duties as may be required.

SECTION 8. Bonding.

Any officer or employee of the Corporation shall give such bond for the faithful performance of his or her duties in such sum, as and when the Board of Directors may direct.

ARTICLE VI

Dividends

SECTION 1. Dividends shall be paid out of the net income or earned surplus of the Corporation, determined after making proper provision for required sinking fund deposits for debt obligations and proper provisions for working capital and such reserves as may be required by good and generally accepted accounting practice, when declared from time to time by resolution of the Board of Directors. No such dividends shall be declared or paid which will impair the capital of the Corporation.

ARTICLE VII

Amendments

SECTION 1. Except as otherwise provided in the Certificate of Incorporation of the Corporation, these Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors, subject to the power of stockholders to amend, alter or repeal the Bylaws, or as otherwise may from time to time be authorized by the laws of the State of Delaware.

ARTICLE VIII

Corporate Seal

SECTION 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation.